Exhibit 3.129

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WARNER/CHAPPELL MUSIC, INC.”  AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 1984, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 1984, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “NEWCHAP, INC.” TO “CHAPPELL & CO, INC.”, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1985, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “CHAPPELL & CO, INC.” TO “WARNER/CHAPPELL, INC.”, FILED THE SEVENTH DAY OF OCTOBER, A.D. 1987, AT 12:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WARNER/CHAPPELL, INC.” TO “WARNER/CHAPPELL MUSIC, INC.”, FILED THE SEVENTH DAY OF OCTOBER, A.D. 1987, AT 12:16 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

2050655 8100H		AUTHENTICATION:	2876994

040036611		DATE:	01-16-04

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

2050655 8100H		AUTHENTICATION:	2876994

040036611		DATE:	01-16-04

2

FILED

DEC 14 1984 9 AM
CERTIFICATE OF INCORPORATION
/s/ [ILLEGIBLE]
OF	SECRETARY OF STATE

NEWCHAP, INC.

FIRST:  The name of the corporation is: Newchap, Inc.

SECOND:  The address of its registered office in the State of Delaware is 306 South State Street, Dover, County of Kent, 19901. The name of the registered agent at such address is United States Corporation Company.

THIRD:  The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock and the par value of each such share is $1.00.

FIFTH:  The name and mailing address of the incorporator is as follows:

Name:	Mailing Address:

Patricia N. Epstein	c/o Zimet, Haines, Moss & Friedman 460 Park Avenue New York, New York 10022

SIXTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

SEVENTH:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

EIGHTH:  Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock of the corporation.

NINTH:  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the corporation in the State of Delaware.  Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

TENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 13 day of December, 1984.

/s/ Patricia N. Epstein
Patricia N. Epstein
Incorporator

9 AM
CERTIFICATE OF AMENDMENT
FILED
OF
DEC 19 1984
CERTIFICATE OF INCORPORATION
/s/ [ILLEGIBLE]
OF	SECRETARY OF STATE

NEWCHAP, INC.

Adopted in accordance with the provisions of Section 241
of the General Corporation Law of the State of Delaware.

The undersigned, being the Vice President and Secretary of Newchap, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certify as follows:

1.                                       (a)  The Certificate of Incorporation of the Corporation is hereby amended to change the capital structure of the Corporation.

(b)  To effect the foregoing, Article FOURTH of said Certificate of Incorporation is amended to read as follows:

"FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 3,000,000 shares of capital stock, each share having a par value of one cent ($0.01) of which 2,000,000 shares shall be Common Stock and 1,000,000 shares shall be Preferred Stock.

Authority is hereby expressly granted to the Board of Directors at any time and from time to time to issue shares of Preferred Stock in one or more series and for such consideration as may be fixed from time to time by the Board of Directors, and to fix, before the issuance of any shares of a particular series of Preferred Stock, the designation of such series; the number of shares to comprise such series; the dividend rate per annum, liquidation rights and redemption price or prices, if any, of such series; the terms and conditions of any such redemption; the sinking fund provisions, if any, in respect of such series; the terms and conditions on which the shares of such series are convertible, if they are convertible; and any other rights, preferences and limitations pertaining to such series. All shares of any one series of Preferred Stock shall be identical."

2.                                       The Corporation has not received payment for any of its stock.

3.                                       This amendment has been duly adopted by the unanimous written consent of the Board of Directors of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 17th day of December, 1984.

/s/ Marjorie S. Elkin
Marjorie S. Elkin
Vice President

ATTEST:

/s/ Patricia N. Epstein
Patricia N. Epstein
Secretary

2

FILED

CERTIFICATE OF MERGER	JAN 28 1985
9 AM
OF
/s/ [ILLEGIBLE]
CHAPPELL & CO., INC.	SECRETARY OF STATE

INTO

NEWCHAP, INC.

Pursuant to Section 251(c) of the Delaware General Corporation Law, Peter Dordal, Vice President of Chappell & Co., Inc. and Frederick S. Bienstock, President of Newchap, Inc., do hereby certify as follows:

FIRST:  The name and state of incorporation of the constitutent corporations are as follows:

Chappell & Co., Inc.,
a Delaware corporation

and

Newchap, Inc.,
a Delaware corporation.

SECOND:  A Plan of Merger and Agreement dated January 24, 1985 (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constitutent corporations in accordance with Sections 228 and 251(c) of the Delaware General Corporation Law.

THIRD:  Newchap, Inc. shall be the surviving corporation and its name shall be changed to Chappell & Co., Inc.

FOURTH:  The first paragraph of the Certificate of Incorporation of Newchap, Inc. shall be amended to read in its entirety as follows:

“The name of the corporation is:
Chappell & Co., Inc.”

and, as so amended, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:  The executed Merger Agreement is on file at the principal place of business of Newchap, Inc., c/o Zimet, Haines, Moss & Friedman, 460 Park Avenue, New York, New York 10022.

SIXTH:  A copy of the Merger Agreement will be furnished by Newchap, Inc., on request and without cost, to any stockholder of either of the constituent corporations.

SEVENTH:  This merger may be terminated by the board of directors of either of the constituent corporations or amended by the board of directors of each of the constituent corporations, in accordance with the provisions of Section 251(d) of the Delaware General Corporation Law, at any time prior to the filing hereof with the Secretary of State.

EIGHTH:  Written consent to the merger has been given by a majority of the stockholders of each of the constituent corporations in accordance with Section 228 of the Delaware Corporation Law and written notice, as provided in that section, has been given to all stockholders of each constituent corporation.

Dated: January 24, 1985

/s/ Peter Dordal
Peter Dordal, Vice President of Chappell & Co., Inc.

ATTEST :

/s/ Arnold Rich
Arnold Rich, Secretary of Chappell & Co., Inc.

/s/ Frederick S. Bienstock
Frederick S. Bienstock, President of Newchap, Inc.

ATTEST:

/s/ Philip Zimet
Philip Zimet, Assistant Secretary of Newchap, Inc.

2

12:15 AM
FILED

OCT 7 1987

/s/ [ILLEGIBLE]
SECRETARY OF STATE

CERTIFICATE OF MERGER

OF

CHAPPELL ACQUISITION CORP.

INTO

CHAPPELL & CO., INC.

Under Section 251 of the General Corporation
Law of the State of Delaware

Pursuant to Section 251 (c) of the General Corporation Law of the State of Delaware, CHAPPELL & CO., INC., a Delaware corporation (the “Company”), hereby certifies to the following information relating to the merger of Chappell Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), with and into the Company (the “Merger”).

1.               The names and states of incorporation of Acquisition Corp. and the Company, which are the constituent corporations in the merger (the “Constituent Corporations”), are:

Name	State

Chappell & Co, Inc.	Delaware

Chappell Acquisition Corp.	Delaware

2.               The Agreement and Plan of Merger, dated as of June 30, 1987, among Warner Communications Inc., Acquisition

Corp. and the Company (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251(c) of the General Corporation Law of the State of Delaware.

3.               The Constituent Corporation surviving the Merger is the Company.

4.               The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement), as amended in accordance with Section 5 of this Certificate of Merger, shall be the Certificate of Incorporation of the surviving corporation.

5.               The following amendments to the Certificate of Incorporation of the Company shall be effected by the Merger:

(a)          Clause FIRST of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

“The name of the Corporation is: Warner/Chappell, Inc.”

(b)         The Certificate of Incorporation of the Company shall be amended by the addition of a new clause ELEVENTH, which shall read in its entirety as follows:

2

“ELEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the foregoing by the stockholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

6.               An executed Merger Agreement is on file at the principal place of business of the surviving corporation, which is located at 75 Rockefeller Plaza, New York, New York 10019.

7.               A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either Constituent Corporation.

IN WITNESS WHEREOF, this Certificate of Merger has been executed as of this 7th day of October, 1987.

CHAPPELL & CO., INC.
[Corporate Seal]

			By	/s/ Martin D. Payson
				Name:	Martin D. Payson
Vice President

Attest:

By	/s/ Eli T. Bruno
	Name:	Eli T. Bruno
Secretary

3

12:16 AM
FILED

OCT 7 1987
CERTIFICATE OF AMENDMENT
/s/ [ILLEGIBLE]
OF	SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

WARNER/CHAPPELL, INC.

The undersigned Vice President and Assistant Secretary of Warner/Chappell, Inc., a Delaware corporation (the “Corporation”), hereby certify as follows:

1.               The Certificate of Incorporation of the Corporation is amended to change its corporate name. To effect the same, clause FIRST of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“The name of the Corporation is:
Warner/Chappell Music, Inc.”

2.               This amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law. Consent

in writing to the amendment was given by the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 7th day of October, 1987.

/s/ Martin D. Payson

[Corporate Seal]

Attest:

/s/ Eli T. Bruno
Asst. Sec.

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960139677 - 2050655

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Warner/Chappell Music, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is the United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	/s/ MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY